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EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to incorporation by reference in the Registration Statement on Form
S-8 (SEC File # 333-83504), filed on February 27, 2002, of our independent accountant's review report dated May 12, 2003 relating to the unaudited consolidated balance sheets of Composite Technology Corporation (SEC File #0-10999, CIK # 317477) as of March 31, 2003 and 2002 and the related statements of operations and comprehensive loss for the six and three months ended March 31, 2003 and 2002 and the related statements of cash flows for each of the six months ended March 31, 2003 and 2002, respectively, which report appears in the Quarterly Report on Form 10-QSB/A of Composite Technology Corporation.

                                                        /s/ S. W. Hatfield, CPA
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                                                        S. W. HATFIELD, CPA
Dallas, Texas
December 13, 2003